FOURTH AMENDMENT TO RAYONIER ADVANCED MATERIALS INC. RETIREMENT PLAN (December 31, 2014 Restatement) The Rayonier Advanced Materials Inc. Retirement Plan, originally effective as of June 27, 2014, as presently maintained under an amendment and restatement made effective as of December 31, 2014, is hereby amended, effective close of business December 31, 2018, in the following respects: 1. A new Section 3.08 is added at the end of Article 3 of the Plan to provide as follows: 3.08 Merger of Tembec Plan into the Plan. As permitted under Section 3.06 of the Plan, effective close of business on December 31, 2018, the Tembec USA LLC Retirement Plan (the "Tembec Plan") is merged into and made a part of the Plan. In connection with the merger, the following shall apply: (a) All assets and liabilities of the Tembec Plan are transferred to and made a part of the Plan. (b) Each individual who was a participant in the Tembec Plan as of December 31, 2018 shall become a Participant in the Plan on and after January 1, 2019. (c) Except as otherwise specifically provided in this Section 3.08 the terms of the Tembec Plan as in effect immediately prior to the merger and as subsequently amended (the "prior Tembec Plan documentation"), rather than the terms of the Plan, shall continue to apply on and after January 1, 2019 to former Employees who were covered by the terms of the Tembec Plan and to current Employees of any Employer that participated in the Tembec Plan. The prior Tembec Plan documentation shall continue in effect until such time as the Plan is amended and restated to reflect the benefits, rights, and features applicable to such Employees. (d) Notwithstanding the provisions of paragraph (c), the administrative provisions of the Plan shall control to the extent there is any conflict between the Plan provisions and the prior Tembec Plan documentation. (e) In no event shall the accrued benefit of any Employee be reduced as a result of the merger. In addition, no Employee who was a participant in the Tembec Plan on December 31, 2018 shall incur a break in crediting of service or earnings as a result of the merger.